UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): 4/25/2024
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

350 Orchard Avenue NE
North Canton,	Ohio		44236

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Diebold Nixdorf, Incorporated (the “Company”) Annual Meeting of Stockholders held on April 25, 2024, the Company’s stockholders: (1) elected each of the Board’s eight (8) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2024; and (3) approved, on an advisory basis, the Company’s named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed March 12, 2024.

Set forth below are the final voting results for each proposal:

Proposal 1: Election of each of the Board’s eight (8) nominees for director

Nominee	For	Against	Abstain	Broker Non-Vote
Arthur F. Anton	31,150,006	546,299	114	949,372
Marjorie L. Bowen	31,570,340	125,966	113	949,372
Patrick J. Byrne	31,445,108	251,198	113	949,372
Matthew J. Espe	31,613,829	82,477	113	949,372
Mark Gross	31,576,688	119,618	113	949,372
Octavio Marquez	31,694,861	1,445	113	949,372
David H. Naemura	31,695,010	1,296	113	949,372
Emanuel R. Pearlman	31,665,853	30,453	113	949,372

Proposal 2: Ratification of Appointment of KPMG LLP

For	Against	Abstain
32,574,626	71,107	58

Proposal 3: Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
31,519,101	177,210	108	949,372

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
Date:	April 29, 2024	By:	/s/ Elizabeth C. Radigan
			Name:	Elizabeth C. Radigan
			Title:	Executive Vice President and Chief Legal Officer and Secretary